                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in the registration statement of GeoTel Communications Corporation on Form S-8 (File No. 33-21525) of our report dated January 17, 1997, except as to the second paragraph in Note I for which the date is March 20, 1997, on our audits of the consolidated financial statements of GeoTel Communications Corporation as of December 31, 1996 and 1995, and for the two years then ended, which report is included in this Annual Report on Form 10-K.





                                                    /s/ COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 27, 1997